                                                           Exhibit 21

                                      SUBSIDIARIES

     SUBSIDIARY                OUTSTANDING SHARES            OWNERSHIP

The William Carter Company    1,000 Shares of Common      Wholly owned by
a Massachusetts Corporation   Stock, without par value    Carter Holdings, Inc.
doing business in the
United States of America